EXHIBIT 99.1
T-Mobile Delivers Best-in-Class Customer Results in 2024 as More People Joined the
Un-carrier Than Ever Before, and Is Poised for Another Exciting Year of Growth in 2025
Highest-Ever Postpaid Phone Gross Additions and Record Low Postpaid Phone Churn Drive the Third Straight Year of Over 3 Million Postpaid Phone Net Customer Additions Alongside Industry-Leading Service Revenue and Cash Flow Growth, and Highest-Ever Diluted EPS, Enabling Tremendous Shareholder Returns of $14.4 Billion in 2024
Industry-Leading Customer Growth Fueled by Best Network, Best Value and Best Experience Combination(1)
•Postpaid net account additions of 263 thousand in Q4 2024 and 1.1 million in 2024, both industry best
•Postpaid net customer additions of 1.9 million in Q4 2024 and 6.1 million in 2024, both industry best
•Postpaid phone net customer additions of 903 thousand in Q4 2024 and 3.1 million in 2024, both industry best
•Postpaid phone churn of 0.92% in Q4 2024, tied for lowest Q4, and 0.86% in 2024, best FY in company history
•High Speed Internet net customer additions of 428 thousand in Q4 2024 and 1.7 million in 2024, both industry best
Translating Industry-Leading Customer Growth into Industry-Leading Financial Performance
•Service revenues of $16.9 billion in Q4 2024 and $66.2 billion in 2024, both industry-leading growth
•Postpaid service revenues of $13.5 billion in Q4 2024 and $52.3 billion in 2024, both industry-leading growth
•Net income of $3.0 billion in Q4 2024 and $11.3 billion in 2024, highest FY in company history
•Diluted earnings per share (“EPS”) of $2.57 in Q4 2024 and $9.66 in 2024, highest FY in company history
•Core Adjusted EBITDA(2) of $7.9 billion in Q4 2024 and $31.8 billion in 2024, both industry-leading growth
•Net cash provided by operating activities of $5.5 billion in Q4 2024 and $22.3 billion in 2024, industry-leading FY growth
•Adjusted Free Cash Flow(2) of $4.1 billion in Q4 2024 and $17.0 billion in 2024, industry-leading FY growth
•Total cumulative stockholder returns(3) of $31.4 billion, including $14.4 billion in 2024, split across repurchases of $11.1 billion and cash dividends of $3.3 billion, with up to an additional $14.0 billion authorized through the end of 2025
Extending Overall Network Lead with Best Assets, Customer Centricity and Technology Leadership
•For the third year in a row, T-Mobile won all five overall network experience categories from Opensignal, along with 5G performance categories, consistent quality experience, and was unbeaten for reliability experience
•The company also won awards for the fastest, most consistent, and most available 5G network, alongside highest ranking consumer sentiment and best gaming and mobile video streaming experience from Ookla
•The company’s end-to-end, high-capacity 5G network continues to differentiate itself from competition and translate into real business outcomes, including a significant contract with the City of New York, including wireless services to be provided to its Public Safety network, which has the highest standards and most complex needs in the country
Strong Outlook for 2025 with Continued Industry-Leading Growth
•Postpaid net customer additions are expected to be between 5.5 million and 6.0 million, highest-ever guidance range issued at the beginning of the year
•Core Adjusted EBITDA(2) is expected to be between $33.1 billion and $33.6 billion
•Net cash provided by operating activities is expected to be between $26.8 billion and $27.5 billion and Adjusted Free Cash Flow(2) is expected to be between $17.3 billion and $18.0 billion
Bellevue, WA — January 29, 2025 — T-Mobile US, Inc. (NASDAQ: TMUS) reported fourth quarter and full-year 2024 results today, delivering industry-leading customer growth across the board, including industry-best growth in postpaid accounts, total postpaid, postpaid phone, prepaid, and High Speed Internet customers. The company also tied its lowest-ever Q4 postpaid phone churn, and delivered a record low postpaid phone churn for the full year alongside its highest-ever postpaid phone gross additions. The company translated its industry-leading customer growth into industry-best service revenue and cash flow growth in 2024 while fueling stockholder returns of $14.4 billion, executing against its ambitious multiyear growth plan.

“By putting customers first, T-Mobile delivered another monster Q4 that punctuated an amazing growth year with best-in-class results across wireless and broadband,” said Mike Sievert, CEO of T-Mobile. “In 2024, more new postpaid customers chose the Un-carrier than ever before, and we had our lowest ever full-year postpaid phone churn, leading to our third year of more than 3 million postpaid phone net additions. Now, building on this incredible momentum, 2025 is poised to be even more exciting, and because of this, we’re issuing the strongest start-of-year postpaid net additions guide in our history. We’ve already hit the ground running on our ambitious plans to give customers the kind of new, transformative experiences no one else can, and we’re just getting started.”
___________________________________________________________
(1)AT&T Inc. does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net customer additions. Industry-leading claims are based on consensus expectations if results are not yet reported.
(2)Core Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(3)Beginning in Q3 2022 through December 31, 2024.

Industry-Leading Customer Growth Fueled by Best Network, Best Value and Best Experience Combination(1)
•Postpaid net account additions of 263 thousand in Q4 2024 and 1.1 million in 2024.
•Postpaid net customer additions of 1.9 million in Q4 2024 and 6.1 million in 2024.
•Postpaid phone net customer additions of 903 thousand in Q4 2024 and 3.1 million in 2024. Postpaid phone churn was 0.92% in Q4 2024 and 0.86% in 2024.
•Prepaid net customer additions of 103 thousand in Q4 2024 and 258 thousand in 2024. Prepaid churn was 2.85% in Q4 2024 and 2.73% in 2024.
•High Speed Internet net customer additions of 428 thousand in Q4 2024 and 1.7 million in 2024. T-Mobile ended the year with 6.4 million High Speed Internet customers.
•Total net customer additions were 2.0 million in Q4 2024 and 6.3 million in 2024. Total customer connections increased to a record high of 129.5 million.

	Quarter			Year Ended December 31,
(in thousands, except churn)	Q4 2024	Q3 2024	Q4 2023	2024	2023
Postpaid net account additions	263	315	299	1,097	1,271
Total net customer additions	2,036	1,599	1,623	6,324	5,932
Postpaid net customer additions	1,933	1,575	1,570	6,066	5,650
Postpaid phone net customer additions	903	865	934	3,077	3,082
Postpaid other net customer additions (2)	1,030	710	636	2,989	2,568
Prepaid net customer additions (2)	103	24	53	258	282
Total customers, end of period (2) (3)	129,528	127,492	119,700	129,528	119,700
Postpaid phone churn	0.92%	0.86%	0.96%	0.86%	0.87%
Prepaid churn	2.85%	2.78%	2.86%	2.73%	2.76%
High Speed Internet net customer additions	428	415	541	1,654	2,130
Total High Speed Internet customers, end of period	6,430	6,002	4,776	6,430	4,776
(1)AT&T Inc. does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net customer additions. Industry-leading claims are based on consensus expectations if results are not yet reported.
(2)Includes High Speed Internet customers.
(3)In the second quarter of 2024, we acquired 3,504,000 prepaid customers through our acquisition of Ka’ena, which includes the impact of certain base adjustments to align the policies of Ka’ena and T-Mobile.

Translating Industry-Leading Customer Growth into Industry-Leading Financial Performance(1)
•Total service revenues increased 6% year-over-year to $16.9 billion in Q4 2024 and 5% year-over-year to $66.2 billion in 2024, which included Postpaid service revenue growth of 8% year-over-year in Q4 2024 and 7% growth year-over-year in 2024.
•Net income increased 48% year-over-year to $3.0 billion in Q4 2024 and increased 36% year-over-year to $11.3 billion in 2024.
•Diluted EPS increased 54% year-over-year to $2.57 per share in Q4 2024 and increased 39% year-over-year to $9.66 per share in 2024.
•Core Adjusted EBITDA increased 10% year-over-year to $7.9 billion in Q4 2024 and increased 9% year-over-year to $31.8 billion in 2024.
•Net cash provided by operating activities increased 14% year-over-year to $5.5 billion in Q4 2024 and increased 20% year-over-year to $22.3 billion in 2024, which included cash payments for Merger-related costs of $109 million in Q4 2024 and $767 million in 2024.
•Cash purchases of property and equipment, including capitalized interest increased 39% year-over-year to $2.2 billion in Q4 2024 and decreased 10% year-over-year to $8.8 billion in 2024.
•Adjusted Free Cash Flow decreased 5% year-over-year to $4.1 billion in Q4 2024 and increased 25% year-over-year to $17.0 billion in 2024, which included cash payments for Merger-related costs of $109 million in Q4 2024 and $767 million in 2024.
•Program-to-date stockholder returns through December 31, 2024 of $31.4 billion included 173.7 million shares repurchased for $27.3 billion and cash dividends of $4.0 billion. This includes 20.3 million shares of common stock repurchased for $4.6 billion in Q4 2024 and 59.4 million shares repurchased for $11.1 billion in 2024, and cash dividends of $1.0 billion in Q4 2024 and $3.3 billion in 2024. The current authorization allows for stock repurchases and dividends through December 2025 of up to $14.0 billion.

	Quarter			Year Ended December 31,		Q4 2024 vs. Q3 2024	Q4 2024 vs. Q4 2023	YTD 2024 vs. YTD 2023
(in millions, except EPS)	Q4 2024	Q3 2024	Q4 2023	2024	2023
Total service revenues	$16,928	$16,725	$16,043	$66,178	$63,241	1.2%	5.5%	4.6%
Postpaid service revenues	13,502	13,308	12,472	52,340	48,692	1.5%	8.3%	7.5%
Total revenues	21,872	20,162	20,478	81,400	78,558	8.5%	6.8%	3.6%
Net income	2,981	3,059	2,014	11,339	8,317	(2.5)%	48.0%	36.3%
Diluted EPS	2.57	2.61	1.67	9.66	6.93	(1.5)%	53.9%	39.4%
Adjusted EBITDA	7,916	8,243	7,224	31,864	29,428	(4.0)%	9.6%	8.3%
Core Adjusted EBITDA	7,905	8,222	7,181	31,771	29,116	(3.9)%	10.1%	9.1%
Net cash provided by operating activities	5,549	6,139	4,859	22,293	18,559	(9.6)%	14.2%	20.1%
Cash purchases of property and equipment, including capitalized interest	2,212	1,961	1,587	8,840	9,801	12.8%	39.4%	(9.8)%
Adjusted Free Cash Flow	4,084	5,162	4,305	17,032	13,586	(20.9)%	(5.1)%	25.4%
(1)    Industry-leading claims are based on consensus expectations if results are not yet reported.

Extending Overall Network Lead with Best Assets, Customer Centricity and Technology Leadership
T-Mobile is the overall network leader, with the company continuing to earn third-party recognition and win pivotal contracts that require the most rigorous standards and highest expectations of performance:

•Opensignal: In its latest Mobile Network Experience report, T-Mobile won all five overall network experience categories including download and upload speed experience, along with games, video and live video experience for the third year in a row. The company also took home top honors in 5G for download speeds, coverage experience and availability, consistent quality experience and was unbeaten for reliability experience.
•Ookla: In its latest Speedtest Connectivity report, T-Mobile was awarded the fastest, most consistent, and most available 5G network, alongside other awards for highest ranking consumer sentiment and best gaming and mobile video streaming experience.
•T-Mobile’s combination of best network assets, customer centricity and technology leadership continues to translate to real, tangible business outcomes, including a significant contract with the City of New York, including wireless services to be provided to the City’s Public Safety network, which has the highest standards and most complex needs in the country. The contract highlights T-Mobile's differentiated ability to deliver network capabilities and is yet another testament to the company's network leadership.

Note: See 5G device, coverage, and access details at T-Mobile.com. Ookla awards: Based on analysis by Ookla® of Speedtest Intelligence® data for the U.S., 2H 2024. Ookla trademarks used under license and reprinted with permission. Opensignal Awards: USA: Mobile Network Experience Report January 2025, based on independent analysis of mobile measurements recorded during the period September 1 - November 29, 2024. © 2025 Opensignal Limited.

Strong Outlook for 2025 with Continued Industry-Leading Growth
T-Mobile’s 2025 guidance below excludes pending acquisitions of UScellular, Metronet, Lumos, and Vistar Media:
•Postpaid net customer additions are expected to be between 5.5 million and 6.0 million, expected to lead the industry for the 11th straight year.
•Core Adjusted EBITDA, which is Adjusted EBITDA less lease revenues, is expected to be between $33.1 billion and $33.6 billion, up 5% year-over-year at the midpoint.
•Net cash provided by operating activities, including payments for Merger-related costs, is expected to be between $26.8 billion and $27.5 billion.
•Cash purchases of property and equipment, including capitalized interest, are expected to be approximately $9.5 billion.
•Adjusted Free Cash Flow, including payments for Merger-related costs, is expected to be between $17.3 billion and $18.0 billion.

(in millions, except Postpaid net customer additions and Effective tax rate)	FY 2025 Guidance
Postpaid net customer additions (thousands)	5,500	6,000
Net income (1)	N/A	N/A
Effective tax rate	24%	26%
Core Adjusted EBITDA (2)	$33,100	$33,600
Net cash provided by operating activities	26,800	27,500
Capital expenditures (3)	~9,500
Adjusted Free Cash Flow	17,300	18,000
(1)T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of Company operations, excluding the impact of lease revenues from related device financing programs.
(3)Capital expenditures means cash purchases of property and equipment, including capitalized interest.

Doing Well by Doing Good — The Un-carrier Way Leading the Industry in Connecting Students
T-Mobile remains committed to leveraging its network, scale, and resources to build a more connected and equitable future. Through its flagship philanthropic program, Project 10Million (“P10M”), T-Mobile is ensuring students have the tools they need to succeed in a digital world.

•Since its launch in 2020, P10M has focused on delivering critical connectivity to underserved K-12 students across the nation by offering free internet connectivity and mobile hotspots.
•In 2024, T-Mobile enhanced the program by doubling the data for eligible participants to 200GB per year for five years, introducing a deeply discounted data pass extension, and offering schools with the greatest needs served by P10M the opportunity to receive more free data for their students — up to 200GB.
•The company also partnered with the Boys & Girls Clubs of America to expand connectivity access to youth in underserved regions, addressing local needs at a regional level and equipping clubs across the country to enroll eligible families.
•In response to the California wildfires, T-Mobile is prioritizing P10M applications and waiving eligibility requirements for student households in impacted areas and offering a free hotspot and five years of free connectivity.

Through P10M, T-Mobile has connected over 6.3 million students nationwide and invested over $7.3 billion in devices and services.

Financial Results
For more details on T-Mobile’s Q4 2024 and full-year 2024 financial results, including the Investor Factbook with detailed financial tables, please visit T-Mobile US, Inc.’s Investor Relations website at https://investor.t-mobile.com.

Earnings Call Information
Date/Time
•Wednesday, January 29, 2025, at 8:00 a.m. (ET)

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Contact Information
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T-Mobile Social Media
Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (https://investor.t-mobile.com), newsroom website (https://t-mobile.com/news), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and for complying with our disclosure obligations under Regulation FD (the @TMobileIR X account (https://x.com/TMobileIR), the @MikeSievert X account (https://x.com/MikeSievert) and our CEO’s LinkedIn account (https://www.linkedin.com/in/sievert), both of which Mr. Sievert also uses as a means for personal communications and observations, and the @TMobileCFO X account (https://x.com/tmobilecfo), and our CFO’s LinkedIn account (https://www.linkedin.com/in/peter-osvaldik-3887394), both of which Mr. Osvaldik also uses as a means for personal communication and observations). The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time as listed on our investor relations website.

About T-Mobile US, Inc.
T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. For more information please visit: https://www.t-mobile.com.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions.

Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; criminal cyberattacks, disruption, data loss or other security breaches; our inability to timely adopt and effectively deploy network technology developments; our inability to effectively execute our digital transformation and drive customer and employee adoption of emerging technologies; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the timing and effects of any pending and future acquisition, divestiture, investment, joint venture or merger involving us, including our inability to obtain any required regulatory approval necessary to consummate any such transactions or to achieve the expected benefits of such transactions; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, supply chain disruptions and impacts of geopolitical instability, such as the Ukraine-Russia and Israel-Hamas wars and further escalations thereof; our inability to successfully deliver new products and services; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; sociopolitical volatility and polarization and risks related to environmental, social and governance matters; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; our inability to maintain effective internal control over financial reporting; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy, data protection and artificial intelligence; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of DT, our controlling stockholder, which may differ from the interests of other stockholders; our current and future stockholder return programs may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; and other risks as disclosed in our most recent annual report on Form 10-K, and subsequent Forms 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Press Release includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income, including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter								Year Ended December 31,
(in millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Net income	$1,940	$2,221	$2,142	$2,014	$2,374	$2,925	$3,059	$2,981	$8,317	$11,339
Adjustments:
Interest expense, net	835	861	790	849	880	854	836	841	3,335	3,411
Other (income) expense, net	(9)	(6)	(41)	(12)	(20)	8	(7)	(94)	(68)	(113)
Income tax expense	631	717	705	629	764	843	908	858	2,682	3,373
Operating income	3,397	3,793	3,596	3,480	3,998	4,630	4,796	4,586	14,266	18,010
Depreciation and amortization	3,203	3,110	3,187	3,318	3,371	3,248	3,151	3,149	12,818	12,919
Stock-based compensation (1)	173	155	152	164	140	147	143	156	644	586
Merger-related costs (gain), net (2)	358	276	152	248	130	(9)	—	—	1,034	121
Legal-related (recoveries) expenses, net (3)	(43)	—	—	1	—	15	1	(105)	(42)	(89)
(Gain) loss on disposal group held for sale	(42)	17	—	—	—	—	—	—	(25)	—
Other, net (4)	153	54	513	13	13	22	152	130	733	317
Adjusted EBITDA	7,199	7,405	7,600	7,224	7,652	8,053	8,243	7,916	29,428	31,864
Lease revenues	(147)	(69)	(53)	(43)	(35)	(26)	(21)	(11)	(312)	(93)
Core Adjusted EBITDA	$7,052	$7,336	$7,547	$7,181	$7,617	$8,027	$8,222	$7,905	$29,116	$31,771
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the merger with Sprint Corporation (the “Merger”) have been included in Merger-related costs (gain), net.
(2)Merger-related costs (gain), net, for the year ended December 31, 2024, includes the $100 million gain recognized for the extension fee previously paid by DISH associated with the DISH License Purchase Agreement.
(3)Legal-related (recoveries) expenses, net consists of the settlement of certain litigation associated with the August 2021 cyberattack, net of insurance recoveries.
(4)Other, net, primarily consists of certain severance, restructuring and other expenses, gains and losses, including severance and related costs associated with the August 2023 workforce reduction, not directly attributable to the Merger, which are not reflective of T-Mobile’s core business activities and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.
Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and certain expenses, gains and losses, which are not reflective of our ongoing operating performance (“Special Items”). Special Items include Merger-related costs (gain), net, (Gain) loss on disposal groups held for sale, certain legal-related recoveries and expenses, restructuring costs not directly attributable to the Merger (including severance), and other non-core gains and losses. Core Adjusted EBITDA represents Adjusted EBITDA less device lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the Company as a whole. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications services companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation, and Special Items. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of device lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Adjusted Free Cash Flow is calculated as follows:

	Quarter								Year Ended December 31,
(in millions, except percentages)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Net cash provided by operating activities	$4,051	$4,355	$5,294	$4,859	$5,084	$5,521	$6,139	$5,549	$18,559	$22,293
Cash purchases of property and equipment, including capitalized interest	(3,001)	(2,789)	(2,424)	(1,587)	(2,627)	(2,040)	(1,961)	(2,212)	(9,801)	(8,840)
Proceeds from sales of tower sites	6	2	2	2	—	—	—	—	12	—
Proceeds related to beneficial interests in securitization transactions	1,345	1,309	1,131	1,031	890	958	984	747	4,816	3,579
Adjusted Free Cash Flow	$2,401	$2,877	$4,003	$4,305	$3,347	$4,439	$5,162	$4,084	$13,586	$17,032
Net cash provided by operating activities margin (Net cash provided by operating activities divided by Service revenues)	26.1%	27.7%	33.3%	30.3%	31.6%	33.6%	36.7%	32.8%	29.3%	33.7%
Adjusted Free Cash Flow margin (Adjusted Free Cash Flow divided by Service revenues)	15.4%	18.3%	25.2%	26.8%	20.8%	27.0%	30.9%	24.1%	21.5%	25.7%
Effective November 1, 2024, following amendments to the company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.
Adjusted Free Cash Flow - Net cash provided by operating activities less Cash purchases of property and equipment, plus Proceeds from sales of tower sites and Proceeds related to beneficial interests in securitization transactions. Adjusted Free Cash Flow is utilized by T-Mobile’s management, investors and analysts to evaluate cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.
Adjusted Free Cash Flow margin - Adjusted Free Cash Flow divided by Service revenues. Adjusted Free Cash Flow Margin is utilized by T-Mobile’s management, investors, and analysts to evaluate the company’s ability to convert service revenue efficiently into cash available to pay debt, repurchase shares and provide further investment in the business.

The guidance range for Adjusted Free Cash Flow is calculated as follows:

	FY 2025
(in millions)	Guidance Range
Net cash provided by operating activities	$26,800	$27,500
Cash purchases of property and equipment, including capitalized interest	(9,500)	(9,500)
Adjusted Free Cash Flow	$17,300	$18,000

T-Mobile US, Inc.
Operating Measures
(Unaudited)

The following table sets forth company operating measures ARPA and ARPU:

	Quarter								Year Ended December 31,
(in dollars)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	2023	2024
Postpaid ARPA	$138.04	$138.94	$139.83	$140.23	$140.88	$142.54	$145.60	$146.28	$139.27	$143.85
Postpaid phone ARPU	48.63	48.84	48.93	48.91	48.79	49.07	49.79	49.73	48.83	49.35
Prepaid ARPU	37.98	37.98	38.18	37.55	37.18	35.94	35.81	35.49	37.92	36.06

Postpaid Average Revenue Per Account (“ARPA”) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (“ARPU”) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.